SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2010

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49802	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA 95032

(Address of principal executive offices)

(Zip Code)

(408) 540-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2010, Netflix, Inc. (the “Company”) held its annual meeting of shareholders in Los Gatos, California (“Annual Meeting”). As of March 23, 2010, the Company’s record date, there were a total of 52,216,631 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 46,007,561 shares of common stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.	To elect two Class II directors to hold office until the 2013 Annual Meeting of Stockholders;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2010; and

3.	To approve the Company’s Amended and Restated 2002 Employee Stock Purchase Plan.

Votes regarding the election of the director nominees were as follows:

Nominee	For	Withheld	Broker Non-Votes
Timothy M. Haley	22,217,852	14,413,379	9,376,330
Gregory S. Stanger	30,371,822	6,259,409	9,376,330

Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 received the following votes:

For	Against	Abstain	Broker Non-Votes
45,583,874	373,714	49,973	—

Based on the votes set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was duly ratified.

The proposal to approve the Company’s Amended and Restated 2002 Employee Stock Purchase Plan received the following votes:

For	Against	Abstain	Broker Non-Votes
45,126,819	710,619	170,123	—

Based on the votes set forth above, the Company’s Amended and Restated 2002 Employee Stock Purchase Plan was duly approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

Date: May 25, 2010

/s/ David Hyman
David Hyman
General Counsel and Secretary